Exhibit 10.26

NOTE

Date	January 28, 2021
Note Amount	$2,000,000.00
Borrower	MONDEE INC
Lender	JPMorgan Chase Bank, N.A.

1.	PROMISE TO PAY.

Borrower promises to pay to the order of Lender the Note Amount, plus interest on the unpaid principal balance at the Note Rate, and all other amounts required by this Note.

2.	DEFINITIONS.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, as amended and the applicable Paycheck Protection Program rules, interim rules, regulations, guidance and Frequently Asked Questions.

“Covered Period” means the period beginning on the date on which the proceeds of the Loan are disbursed to Borrower and ending on any date selected by Borrower that occurs during the period (i) beginning on the date that is 8 weeks after the date of disbursement, and (ii) ending on the date that is 24 weeks after the date of disbursement.

“Deferral Period” means the period ending on the date on which the amount of any forgiveness of the Loan determined under the CARES Act is remitted to Lender by SBA or forgiveness is denied. However, if Borrower does not apply for forgiveness of the Loan within 10 months after the last day of the Covered Period, the Deferral Period will end on the date that is 10 months after the last day of the Covered Period.

“Loan” means the loan evidenced by this Note.

“Maturity Date” means the fifth anniversary of the original disbursement date of the Loan.

“Note Rate” means an interest rate of 0.98% Per Annum and interest shall accrue on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days.

“Per Annum” means for a year deemed to be comprised of 360 days.

“SBA” means the Small Business Administration, an agency of the United States of America.

3.	CONDITIONS PRECEDENT TO FUNDING OF LOAN.

Before the funding of the Loan, the following conditions must be satisfied:

A.	Lender has approved the request for the Loan.
B.	Lender has received approval from SBA to fund the Loan.
4.	PAYMENT TERMS.

Borrower will pay this Note as follows:

A.	No Payments During Deferral Period. There shall be no payments due by Borrower during the Deferral Period.
B.

Principal and Interest Payments. Upon the expiration of the Deferral Period, Lender will notify Borrower (in a billing statement or by other means) of the due date for the first payment (the “First Payment Date”). Commencing on the First Payment Date and continuing on the same day of each month thereafter until the Maturity Date, Borrower shall pay to Lender equal monthly payments of principal and interest, through the month prior to the Maturity Date; provided that the initial payments shall be applied to the interest accrued during the Deferral Period until such amount has been satisfied.

C.	Maturity Date. On the Maturity Date, Borrower shall pay to Lender any and all unpaid principal plus accrued and unpaid interest. This Note will mature on the Maturity Date.
D.

If any payment is due on a date for which there is no numerical equivalent in a particular calendar month then it shall be due on the last day of such month. If any payment is due on a day that is not a Business Day, the payment will be made on the next Business Day. The term “Business Day” means a day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

E.

Payments shall be allocated among principal and interest at the discretion of Lender unless otherwise agreed or required by applicable law. However, in the event the Loan, or any portion thereof, is forgiven pursuant to the Paycheck Protection Program under the CARES Act, the amount so forgiven shall be applied in accordance with applicable law and regulations.

F.

If Lender or SBA determines that Borrower was not eligible for all or any portion of the Loan, then Borrower shall repay the Loan, or the portion of the Loan for which Borrower was not eligible, together with any accrued and unpaid interest, immediately upon notice from Lender or SBA of this determination.

G.	Borrower may prepay this Note at any time without payment of any premium.
5.	AGREEMENTS.

Borrower understands and agrees as follows:

A.	The Loan is to be made under the SBA’s Paycheck Protection Program.
B.

Any loan made under the SBA’s Paycheck Protection Program must be submitted to and approved by SBA. As there is limited funding available under the Paycheck Protection Program, it is possible that not all applications submitted will be approved by SBA. Lender is participating in the Paycheck Protection Program to help businesses experiencing the economic impacts from COVID-19 obtain funding through the program. Lender anticipates high application volume and that there may be processing and system issues that impact the intake, ordering and/or submission of loan requests to SBA. While Lender will use best efforts in this extraordinary time, Lender cannot guarantee it will be able to submit Borrower’s application before SBA funding is no longer available. Borrower understands and agrees that Lender will not be liable to Borrower if Borrower fails to obtain the loan applied for. As such, Borrower releases and waives claims concerning Lender’s processes and systems for obtaining, ordering and submitting applications to SBA and further releases and waives to the maximum extent not prohibited by law any claims against Lender for special, exemplary, punitive or consequential damages relating to any application. This provision supersedes any prior communications, understandings or agreements on the issues set forth herein.

C.	Borrower must use all Loan proceeds only for purposes permitted under the Paycheck Protection Program provided for in the CARES Act.
D.

Forgiveness of the Loan is not automatic and Borrower must request it. Borrower is responsible for understanding the requirements for obtaining forgiveness, and for complying with those requirements. Borrower is not relying on Lender for its understanding of the requirements for forgiveness such as eligible expenditures, necessary records/documentation, Borrower certifications, or possible reductions due to changes in number of employees or compensation. Rather Borrower will consult the SBA’s Paycheck Protection Program materials. Borrower understands that these requirements may change from time to time.

E.

The application for this Loan is subject to review and Borrower may not receive the Loan. The Loan also remains subject to availability of funds under the SBA’s Paycheck Protection Program, and to the SBA issuing an SBA loan number.

F.

If the terms and conditions of the SBA’s Paycheck Protection Program are changed in any manner that retroactively makes or requires changes to the terms of the Loan, whether by statute, regulation, interpretation, guidance or judicial action, then the terms of this Note will be automatically amended to reflect those retroactively made or required changes.

6.	DEFAULT.

Borrower is in default under this Note if Borrower:

A.	Fails to make a payment when due under the Note or otherwise fails to comply with any provision of this Note.
B.	Does not disclose, or anyone acting on its behalf does not disclose, any material fact to Lender or SBA.
C.

Makes, or anyone acting on its behalf makes, a materially false or misleading representation, attestation or certification to Lender or SBA in connection with Borrower’s request for this Loan under the CARES Act.

D.

Becomes the subject of a proceeding under any bankruptcy or insolvency law, has a receiver or liquidator appointed for any part of its business or property, or makes an assignment for the benefit of creditors.

E.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent.
F.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.
7.	LENDER’S RIGHTS IF THERE IS A DEFAULT.

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note.
B.	Collect all amounts owing from Borrower.
C.	File suit and obtain judgment.
8.	LENDER’S GENERAL POWERS.

Without notice or Borrower’s consent, Lender may incur expenses to collect amounts due under this Note and enforce the terms of this Note. Among other things, the expenses may include reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance.

9.	GOVERNING LAW AND VENUE; WHEN FEDERAL LAW APPLIES.

When SBA is the holder, this Note shall be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

If SBA is not the holder, this Note shall be governed by and construed in accordance with the laws of the State of Ohio where the main office of Lender is located. MATTERS REGARDING INTEREST TO BE CHARGED BY LENDER AND THE EXPORTATION OF INTEREST SHALL BE GOVERNED BY FEDERAL LAW (INCLUDING WITHOUT LIMITATION 12 U.S.C. SECTIONS 85 AND 1831u) AND THE LAW OF THE STATE OF OHIO. The extension of credit that is the subject of this Note is being made by Lender in Ohio.

10.	SUCCESSORS AND ASSIGNS.

Under this Note, Borrower includes its successors, and Lender includes its successors and assigns.

11.	GENERAL PROVISIONS.
A.	Borrower must sign all documents necessary at any time to comply with the Loan.
B.	Borrower’s execution of this Note has been duly authorized by all necessary actions of its governing body. The person signing this Note is duly authorized to do so on behalf of Borrower.
C.

This Note shall not be governed by any existing or future credit agreement or loan agreement with Lender. The liabilities guaranteed pursuant to any existing or future guaranty in favor of Lender shall not include this Note. The liabilities secured by any existing or future security instrument in favor of Lender shall not include this Note.

D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F.	If any part of this Note is unenforceable, all other parts remain in effect.
G.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.
H.

Borrower’s liability under this Note will continue with respect to any amounts SBA may pay Lender based on an SBA guarantee of this Note. Any agreement with Lender under which SBA may guarantee this Note does not create any third party rights or benefits for Borrower and, if SBA pays Lender under such an agreement, SBA or Lender may then seek recovery from Borrower of amounts paid by SBA.

I.	Lender reserves the right to modify the Note Amount based on documentation received from Borrower.
12.	ELECTRONIC SIGNATURES.

Borrower agrees that its electronic signature shall have the same force and effect as an original signature and shall be deemed (i) to be “ written” or “ in writing” or an “ electronic record”, (ii) to have been signed, and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such paper copies or “ printouts,” if introduced as evidence in any judicial, arbitral, mediation or administrative proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form.

13.	BORROWER’S NAME AND SIGNATURE:
Borrower: MONDEE INC

By:	/s/ Raja Venkatesh

Printed Name:	RAJA VENKATESH

Title:	Authorized Representative

Date Signed:	1/28/2021